Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON LOS ANGELES FOUNDED 1866	NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

April 21, 2011

ABA Retirement Funds

541 North Fairbanks Court

Chicago, IL 60611

Board of Directors

Northern Trust Investments, Inc.

50 S. LaSalle Street

Chicago, IL 60603

Re:	American Bar Association Members/Northern Trust Collective Trust

Registration Statement on Form S-1, Registration No. 333-172928

Ladies and Gentlemen:

We refer to the above-captioned Registration Statement on Form S-1, as amended by Amendment No. 1 thereto (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations under the Act. We have been requested by Northern Trust Investments, Inc. (the “Trustee”), an Illinois banking corporation and the trustee of the American Bar Association Members/Northern Trust Collective Trust (the “Collective Trust”), a collective trust maintained by the Trustee for the purpose of providing various investment options for assets contributed by participants in the ABA Retirement Funds Program, a program sponsored by ABA Retirement Funds, an Illinois not-for-profit corporation, to render our opinion as to the legality of an aggregate of $470 million of units of beneficial interests in the collective investment funds (the “Units”) under the Collective Trust, that are being registered under the Registration Statement.

In connection with this opinion letter, we have examined and relied upon a copy of the Registration Statement and the exhibits thereto, including the following documents (collectively, the “Documents”):

(1) the American Bar Association Members Retirement Trust, as amended and restated effective July 1, 2010, between ABA Retirement Funds and The Northern Trust Company;

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

ABA Retirement Funds

Northern Trust Investments, Inc.

April 21, 2011

(2) the American Bar Association Members Pooled Trust for Retirement Plans, as amended and restated effective July 1, 2010, between ABA Retirement Funds and The Northern Trust Company;

(3) the Declaration of Trust of the Collective Trust, as amended and restated effective July 1, 2010; and

(4) the Fiduciary Investment Services Agreement, dated August 15, 2008, among The Northern Trust Company, the Trustee and ABA Retirement Funds, as supplemented by Supplement Number One dated June 29, 2009.

In addition, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such other certificates, agreements, documents, statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have deemed relevant and necessary as a basis for the opinion expressed herein.

In our examination of the above documents, we have assumed, without independent investigation, the enforceability of the Documents against each party to them, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to the original documents of all certified, photostatic, reproduced or conformed copies thereof submitted to us for examination.

Based on the above, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that the Units, when issued and paid for as contemplated in the Registration Statement and the Documents, will be legally issued, fully paid and non-assessable.

The foregoing opinion is limited to matters arising under the laws of the State of Illinois.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Sidley Austin LLP